                                 AMENDMENT NO. 2

                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated October 15, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation, Lincoln Life & Annuity Company of New York, a New York life insurance company and Lincoln Financial Advisors Corporation, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

                                            SEPARATE ACCOUNTS
       FUNDS AVAILABLE UNDER                UTILIZING SOME OR                    POLICIES/CONTRACTS FUNDED BY THE
           THE POLICIES                      ALL OF THE FUNDS                            SEPARATE ACCOUNTS
----------------------------------   -------------------------------   ----------------------------------------------------
AIM V.I. Capital Appreciation Fund   Lincoln Life & Annuity Flexible   -    The Lincoln Life & Annuity Company of New York:
AIMAIM V.I. Growth Fund              Premium Variable Life Account M        Flexible Premium Variable Life Insurance Policy
AIM V.I. International Equity Fund                                          LN615NYLNY; LN660NY
AIM V.I. Value Fund

                                     LLANY Separate Account R          -    The Lincoln Life & Annuity Company of New York:
                                     for Flexible Premium Variable          Flexible Premium Variable Life Insurance Policy
                                     Life Insurance                         On the Lives of Two Insureds LN650NY; LN655

                                     Lincoln New York Account N for    -    Lincoln Life & Annuity Company of New York:
                                     Variable Annuities                     Delaware Lincoln New York Choice Plus
                                                                            Variable Annuity AN426NY

     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective Date: May 1, 2000

                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Nancy L. Martin             By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: Robert H. Graham
Title: Assistant Secretary              Title: President

(SEAL)


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

                                        A I M DISTRIBUTORS, INC.


Attest: /s/ Nancy L. Martin             By: /s/ W. Gary Littlepage
        -----------------------------       ------------------------------------
Name: Nancy L. Martin                   Name: W. Gary Littlepage
Title: Assistant Secretary              Title: President

(SEAL)


                                        THE LINCOLN LIFE & ANNUITY COMPANY OF
                                        NEW YORK


Attest: /s/ Kathleen R. Gorman          By: /s/ Troy D. Panning
        -----------------------------       ------------------------------------
Name:                                   Name: Troy D. Panning
      -------------------------------   Title: Chief Financial Officer/
Title:                                         2nd Vice President
       ------------------------------

(SEAL)


                                        LINCOLN FINANCIAL ADVISORS CORPORATION


Attest: /s/ Trina Mills                 By: /s/ Richard C. Boyles
        -----------------------------       ------------------------------------
Name:                                   Name: Richard C. Boyles
      -------------------------------   Title: 2nd Vice President
Title:
       ------------------------------

(SEAL)


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